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                                                                    Exhibit 22.1


                           SUBSIDIARIES OF REGISTRANT




                                                    Jurisdiction of
         Name                                        Incorporation
         ----                                        -------------

The Wurlitzer Company                                  Delaware

Baldwin Trading Company                                Ohio

The Baldwin Piano Company                              Canada
     (Canada) Limited

Fabricantes Tecnicos, S.A.                             Mexico

Servicios Baldwin, S.A.                                Mexico

Immobiliaria Baldwin, S.A.                             Mexico

Korean American Musical Instrument                     Korea
     Corporation